ARTICLES OF MERGER OF FOREIGN AND DOMESTIC CORPORATIONS
                                   OF
                  COMPUSYSTEMS ACQUISITION CORPORATION
                                  INTO
                           COMPUSYSTEMS, INC.


     Pursuant to s.33-11-101 and 33-11-107 of the South Carolina Business Corporations Act of 1988, as amended, and Sections 55-11-01, 55-11-05 and 55-11-07 of the North Carolina Business Corporation Act, the undersigned domestic and foreign corporations adopt the following articles of merger for the purpose of merging into a single corporation:

1. The names of the undersigned corporations and the states under the laws of which each is organized are:

     Name of Corporation                             State of Incorporation

     CompuSystems, Inc.                                   South Carolina
     CompuSystems Acquisition Corporation                 North Carolina

2. The laws of the state under which each corporation is organized permit such a merger.

3. The name of the surviving corporation is CompuSystems, Inc, and it is to be governed by the laws of the State of South Carolina.

4. The filing of these Articles of Merger shall merge CompuSystems Acquisition Corporation into CompuSystems, Inc., and convert the outstanding shares of the capital stock of CompuSystems, Inc. and the outstanding shares of the capital stock of CompuSystems Acquisition Corporation, all in accordance with the Plan of Merger, which was duly adopted by the respective Board of Directors of CompuSystems, Inc. and CompuSystems Acquisition Corporation, a copy of which is attached hereto as Exhibit A and made a part hereof (the "Plan of Merger").

5. The Plan of Merger was duly approved by the shareholders of CompuSystems, Inc. in the manner prescribed by the laws of the State of South Carolina as follows:

                       Number of      Number of      Number of
          Number of      Votes        Represented    Undisputed
 Voting  Outstanding  Entitled to      at the        Shares Voted
 Group     Shares      Be Cast         Meeting     For      Against

Common     40,000      40,000          40,000     40,000        0

6. The Plan of Merger was duly approved by the sole shareholder of CompuSystems Acquisition Corporation in the manner prescribed by the laws of the State of North Carolina as follows:

                       Number of      Number of       Number of
          Number of      Votes        Represented     Undisputed
Voting   Outstanding  Entitled to       at the       Shares Voted
 Group     Shares       Be Cast        Meeting     For       Against

Common     1,000        1,000           1,000     1,000          0


7. The Plan of Merger and the transactions contemplated therein were approved by the shareholders of both the surviving corporation and the merging corporation as required by Chapter 55 of the North Carolina General Statutes and the South Carolina Business Corporation Act of 1988, as amended.

8. These Articles of Merger shall be effective at 5:00 p.m. local time on the day filed with the Offices of the Secretary of State of North Carolina and South Carolina.


DATE:   May 31, 1996                COMPUSYSTEMS, INC.



                                     By: /s/ Nexsen B. Johnson
                                        Its:  President



                                     COMPUSYSTEMS ACQUISITION
                                     CORPORATION



                                     By: /s/ Luanne L. Roth
                                        Its: Vice President

                               EXHIBIT A

                             Plan of Merger


                             See Attached.

                             PLAN OF MERGER
                                   OF
                  COMPUSYSTEMS ACQUISITION CORPORATION
                                  INTO
                           COMPUSYSTEMS, INC.


                              May 31, 1996


     This document constitutes the plan of merger (this "Plan") for a merger (the "Merger") between CompuSystems Acquisition Corporation, a North Carolina corporation ("CompuSystems Acquisition"), and CompuSystems, Inc., a South Carolina corporation ("CompuSystems"). CompuSystems Acquisition and CompuSystems are sometimes hereinafter collectively referred to as the "Merging Companies" or the "Constituent Corporations."

                               BACKGROUND

     A. CompuSystems is a corporation duly organized and existing under the laws of the State of South Carolina with authorized capital of 100,000 shares of common stock ("CompuSystems Common Stock"), of which 40,000 shares of CompuSystems Common Stock are issued and outstanding.

     B. CompuSystems Acquisition is a corporation duly organized and existing under the laws of the State of North Carolina with authorized capital of 1,000 shares of common stock, all of which are issued and outstanding. CompuSystems Acquisition is a wholly-owned subsidiary of Medic Computer Systems, Inc. ("Medic"), a corporation duly organized and existing under the laws of the State of North Carolina.

     C. This Plan shall be part of that certain definitive Agreement of Merger, dated May 31, 1996, by and among CompuSystems, CompuSystems Acquisition, Medic and the shareholders of CompuSystems (the "Merger Agreement"), setting forth the respective rights and obligations of such parties in connection with the adoption and implementation of this Plan. This Plan is made, executed and delivered pursuant to the Merger Agreement, and is subject to all the terms, provisions and conditions thereof. To the extent of any conflict between the terms hereof and thereof, the terms of the Merger Agreement shall be controlling. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement unless the context clearly requires otherwise.

     D. The Merger shall be implemented as provided herein upon the approval of the Board of Directors of each Merging Company and Medic, and the owners of record of at least two-thirds of the outstanding shares of each Merging Company.

     E. The parties intend that the transactions contemplated hereby will qualify as a tax-free reverse triangular merger of CompuSystems Acquisition with and into CompuSystems in a reorganization pursuant to Code Sections 368(a)(1)(A) and 368(a)(2)(E), and will qualify for pooling for interests accounting treatment pursuant to Accounting Principles Board Opinion NO. 16, "Accounting for Business Combinations".

                            TERMS OF MERGER

     1. The Merger. On and subject to the terms and conditions of the Merger Agreement, at the Effective Time CompuSystems Acquisition shall be merged with and into CompuSystems (the "Merger"), the separate corporate existence of CompuSystems Acquisition shall thereupon cease, and CompuSystems shall be the surviving corporation in the Merger (the "Surviving Corporation"). The Surviving Corporation shall, from and after the Effective Time, possess all the rights, privileges, powers and franchises of whatsoever nature and description, as well as a public or private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and all rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, tangible and intangible, real, personal and mixed, and debts due to either of the Constituent Corporations on whatever account as well for stock subscriptions as all other things in action or belonging to each of the Constituent Corporations shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interests shall be thereafter as effectually the property of the Surviving Corporation as they were of the several and respective Constituent Corporations, and the title to any real estate vested by deed or otherwise in any of the Constituent Corporations shall not revert or be in any way impaired by reason of the Merger. All rights of creditors and all liens upon the property of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it. Any claim existing or action or proceeding, whether civil, criminal or administrative, pending by or against either Constituent Corporation may be prosecuted to judgment or decree as if the Merger had not taken place, or the Surviving Corporation may be substituted in such action or proceeding. The foregoing shall not limit the effects of the Merger as set forth in Section 33-11-106 of the South Carolina Business Corporations Act of 1988, as amended (the "Corporations Act").

     2. Effective Time. At the time of the Closing, the Constituent Corporations shall cause Articles of Merger (the "Articles of Merger") to be duly executed and filed with the Secretary of State of the State of South Carolina as provided under the Corporations Act and with the Secretary of State of the State of North Carolina as provided under the North Carolina Business Corporation Act. The Merger shall become effective as soon as practicable after the Closing on the time and date specified in the Articles of Merger, and in no event later than 3 days after the Closing, and such time is hereinafter referred to as the "Effective Time".

     3.   Medic Common Stock.  Medic shall make available to
CompuSystems Acquisition a sufficient number of shares of Medic Common Stock having such characteristics as are necessary to effect the Merger as required herein.

     4. Conversion and Exchange of Shares. The manner of converting and exchanging shares of the corporations participating in the Merger shall be as follows:

          (a) Stock of CompuSystems Acquisition. Each share of capital stock of CompuSystems Acquisition issued and outstanding immediately prior to the Effective Time shall thereupon be converted into and become one (1) share of Common Stock of the Surviving Corporation. Each share of such Common Stock issued pursuant to this subsection shall be fully paid and nonassessable.

          (b) Stock of CompuSystems. At and as of the Effective Time each CompuSystems Share issued and outstanding immediately prior to the Effective Time (excluding shares held by CompuSystems as treasury stock, if any, which shares shall be cancelled and extinguished at the Effective Time) shall by virtue of the Merger and without any action on the part of the holder thereof, be exchanged for and converted into the right to receive from Medic 8.68055 shares of the $.01 par value common stock of Medic (the "Medic Common Stock"). CompuSystems Shares exchanged and converted as provided in this subsection 4(b) are herein sometime referred to as "Converted CompuSystems Stock".

          (c) Exchange of Stock Certificates. Immediately after the Effective Time, each holder of an outstanding certificate or certificates theretofore representing shares of Converted CompuSystems Stock shall surrender the same to an agent or agents designated by the Surviving Corporation, and shall thereupon be entitled to receive promptly in exchange therefor one or more certificates representing the number of shares of Medic Common Stock into which the shares of Converted CompuSystems Stock represented by the certificate or certificates so surrendered shall have been exchanged and converted pursuant to subsection 4(b) above. The certificates representing Medic Common Stock issued pursuant to this subsection shall be in such denominations reasonably requested in writing in advance by the intended recipients thereof. Dividends payable after the Effective Time to holders of record in respect of shares of Medic Common Stock into which certificates for shares of Converted CompuSystems Stock shall be exchangeable, shall not be paid to holders of such certificates until their certificates are surrendered for exchange as aforesaid. Notwithstanding anything to the contrary herein, a portion of the Merger Shares otherwise transferable to the Exchanging Stockholders pursuant to this Article 4, will be held in trust by Medic as described in and pursuant to the provisions of Section 10.5 of the Merger Agreement.
Each share of Medic Common Stock issued pursuant to this subsection shall be validly issued, fully paid, and non-assessable upon surrender of the certificates for Converted CompuSystems Stock as required in this subsection.

          (d)  No Rights.  At the Effective Time, the holders of
CompuSystems capital stock immediately prior to the Effective Time shall cease to have any rights as stockholders of CompuSystems, except such rights as may be available pursuant to this Agreement.

          (e) No Further Transfers. At and after the Effective Time, no transfer of the CompuSystems Shares outstanding prior to the Effective Time shall be made on the stock transfer books of the Surviving Corporation or otherwise. If, after the Effective Time, certificates for CompuSystems Shares are presented to the Surviving Corporation, they shall be cancelled and exchanged for the Merger Shares as provided above.

     5. Fractional Shares. No fractional shares of Medic Common Stock shall be issued to the Exchanging Stockholders in connection with the Merger. Any Exchanging Stockholder who would otherwise be entitled to receive a fractional share pursuant to the Merger shall receive cash for such fractional share at a per share rate equal to the closing ask price of Medic Common Stock on the NASDAQ National Market System on the day immediately preceding the Closing Date.

     6. Articles of Incorporation. The Articles of Incorporation of CompuSystems Acquisition, as amended by the Articles of Merger, in effect immediately prior to the Effective Time shall be and remain the Articles of Incorporation of the Surviving Corporation, until duly amended in accordance with the terms thereof and applicable state corporation law.

     7. Bylaws. The Bylaws of CompuSystems Acquisition in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation, until duly amended in accordance with the terms thereof and applicable state corporation law.

     8. Directors. The directors of CompuSystems Acquisition shall become the directors of the Surviving Corporation at and as of the Effective Time until their successors shall have been duly elected or appointed and qualified in accordance with the Surviving Corporation's Articles of Incorporation and Bylaws. The directors of CompuSystems shall cease to be directors of any Constituent Corporation immediately prior to the Effective Time.

     9. Officers. The officers of CompuSystems Acquisition shall become the officers of the Surviving Corporation at and as of the Effective Time (retaining their respective positions and terms of office) until their successors have been duly elected or appointed and qualified in accordance with the Surviving Corporation's Bylaws. The officers of CompuSystems shall cease to be officers of any Constituent Corporation immediately prior to the Effective Time.

     10. Subsequent Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, affidavits of corporate name change, bills of sale, assignments, assurances or any other actions or things may be necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Constituent Corporations acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation or Medic shall be authorized to execute and deliver, in the name and on behalf of each of the Constituent Corporations or otherwise, all such deeds, affidavits of corporate name change, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of the Constituent Corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

                       [SIGNATURE PAGE ATTACHED]

     IN WITNESS WHEREOF, the Constituent Corporations have executed this Plan of Merger as the parties hereto to be effective as of the 31st day of May, 1996.


                                COMPUSYSTEMS, INC.



                                By: /s/ Nexsen B. Johnson
                                   Its: President


                                COMPUSYSTEMS ACQUISITION
                                CORPORATION



                                By: /s/ Luanne L. Roth
                                   Its: Vice President